Exhibit 10(c)96
_________________________________________________________________







                     POPE COUNTY, ARKANSAS

                              and

                 ARKANSAS POWER & LIGHT COMPANY




                        ______________

                         LOAN AGREEMENT
                        ______________






                 Dated as of November 15, 1995













_________________________________________________________________
$120,000,000  Pope  County,  Arkansas Pollution  Control  Revenue
Refunding  Bonds (Arkansas Power & Light Company Project)  Series
1995

                        LOAN AGREEMENT

           This LOAN AGREEMENT, dated as of November 15, 1995, by and between POPE COUNTY, ARKANSAS, a political subdivision under the Constitution and laws of the State of Arkansas (hereinafter referred to as the "County"), and ARKANSAS POWER & LIGHT COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Arkansas (hereinafter referred to as the "Company").

          W I T N E S S E T H:

           WHEREAS, the County is authorized and empowered under the laws of the State of Arkansas, including particularly Title 14, Chapter 267 of the Arkansas Code of 1987 Annotated (the "Act"), to issue revenue bonds and to expend the proceeds thereof to finance and refinance the acquisition, construction, reconstruction, extension, equipment or improvement of pollution control facilities for the disposal or control of sewage, solid waste, water pollution, air pollution, or any combination thereof; and

            WHEREAS, certain pollution control facilities (hereinafter referred to as the "Facilities") have been acquired, constructed and equipped at the Company's electric generating plant located within the boundaries of the County near
Russellville, Arkansas and known as Arkansas Nuclear One (hereinafter referred to as the "Plant"); and

           WHEREAS,  pursuant  to  and  in  accordance  with  the
provisions of the Act, the County has heretofore issued and delivered its Pollution Control Revenue Bonds, Series 1985 (Arkansas Power & Light Company Project), in the aggregate principal amount of $120,000,000 (the "Prior Bonds"), for the purpose of financing a portion of the cost of acquiring, constructing and equipping the Facilities and paying the expenses of authorizing and issuing the Prior Bonds; and

           WHEREAS,  the  County proposes to  issue  $120,000,000
aggregate  principal amount of its revenue bonds  under  the  Act
(the  "Series 1995 Bonds") for the purpose of refunding the Prior
Bonds; and

           WHEREAS, in connection with the issuance of the Series
1995 Bonds the proceeds of the Series 1995 Bonds will be loaned by the County to the Company upon the terms and conditions set forth herein; and

           NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:


                           ARTICLE I
                          DEFINITIONS

           Section 1.01. Definitions. In addition to the words and terms elsewhere defined in this Agreement or in the Indenture, the following words and terms as used in this Agreement shall have the following meanings unless the context or use indicates another or different meaning:

           "Act" -- Title 14, Chapter 267 of the Arkansas Code of
1987 Annotated, as amended and enacted from time to time.

           "Additional Bonds" -- Bonds in addition to the  Series
1995 Bonds, which are issued under the provisions of Section  211 of the Indenture.

            "Administration Expenses" -- The reasonable and necessary expenses incurred by the County with respect to this Agreement, the Indenture and any transaction or event contemplated by this Agreement or the Indenture including the compensation and reimbursement of expenses and advances payable to the Trustee, any paying agent, any co-paying agent, and the registrar under the Indenture.

           "Agreement" -- This Loan Agreement and any amendments and supplements hereto.

           "Authorized Company Representative" -- The person or persons at the time designated to act on behalf of the Company, such designation in each case to be evidenced by a certificate furnished to the County and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by its President, any Senior Vice President, any Vice President, or the Treasurer.

           "Bonds"  --  The Series 1995 Bonds and all  Additional
Bonds issued by the County pursuant to the Indenture.

           "Bond Counsel" -- Any firm of nationally recognized municipal bond counsel selected by the Company and acceptable to the County and the Trustee.

           "Bond Fund" -- The fund by that name created and established in Section 501 of the Indenture.

           "Clearing Fund" -- The fund by that name created and established in Section 601 of the Indenture.

           "Code" -- The Internal Revenue Code of 1954, as heretofore amended (the "1954 Code"), and the Internal Revenue
Code  of  1986,  as  heretofore or hereafter amended  (the  "1986
Code"), as applicable.

            "Company" -- Arkansas Power & Light Company, a corporation organized and operating under the laws of the State of Arkansas, and its permitted successors and assigns.

           "Company Mortgage" -- The Mortgage and Deed of Trust, dated as of October 1, 1944, between the Company and Guaranty Trust Company of New York (Bankers Trust Company, successor) and Henry A. Theis (Stanley Burg, successor), and, as to property, real or personal, situated or being in Missouri, Marvin A. Mueller (The Boatmen's National Bank of St. Louis, successor), as trustees, as heretofore and hereafter amended and supplemented.

            "County"   --  Pope  County,  Arkansas,  a  political
subdivision under the Constitution and laws of the State of Arkansas.

          "Event of Default" -- Any event of default specified in
Section 8.01 hereof.

          "Facilities" -- The pollution control facilities at the Plant which were financed and refinanced, in whole or in part, with the proceeds of the Prior Bonds, which facilities are generally described in Exhibit A hereto.

          "Indenture" -- The Trust Indenture dated as of November
15, 1995, between the County and the Trustee, securing the Bonds, and any amendments and supplements thereto.

          "outstanding" -- When used with reference to the Bonds, as of any particular date, all Bonds authenticated and delivered under the Indenture except:

           (a) Bonds canceled at or prior to such date or delivered to or acquired by the Trustee prior to such date for cancellation;

          (b)  Bonds deemed to be paid in accordance with Article
IX of the Indenture; and

           (c) Bonds in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture.

           "Plant" -- The Company's electric generating plant located within the boundaries of the County near Russellville, Arkansas and known as Arkansas Nuclear One.

          "Prior Bonds" -- The County's Pollution Control Revenue
Bonds,  Series  1985,  in  the  aggregate  principal  amount   of
$120,000,000.

          "Series 1995 Bonds" -- The initial issue of Bonds under and secured by the Indenture in the aggregate principal amount of $120,000,000.

           "Subordinate Lien Obligations" -- Debt obligations of the Company secured by a lien on a substantial portion of the property of the Company which is subordinate to the lien of the Company Mortgage.

           "Trustee" -- The banking corporation or association designated as Trustee in the Indenture, and its successor or successors as such Trustee. The original Trustee is Simmons
First National Bank, Pine Bluff, Arkansas.

           Section 1.02. Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinabove", "hereinafter", and other equivalent words and phrases refer to this Agreement and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section 1.01 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders.


                           ARTICLE II

                        REPRESENTATIONS

           Section 2.01.  Representations and Warranties  of  the
County.   The  County  makes  the following  representations  and
warranties as the basis for the undertakings on the part of the Company herein contained:

           (a) The County is a political subdivision duly existing under the Constitution and laws of the State of Arkansas.

           (b) The County has the power to enter into the trans actions contemplated by this Agreement and to carry out its obligations hereunder. By proper action of the governing body of the County, the County has been duly authorized to execute and deliver this Agreement.

           (c) The County has not, and will not, except as otherwise required by mandatory provisions of law, assign its interest in this Agreement other than to secure the Bonds.

           (d) The Facilities and their operation promote the securing and developing of industry and the health, safety and physical and economic welfare of the County and its inhabitants, and thereby further the public purposes of the Act.

           Section 2.02.  Representations and Warranties  of  the
Company.   The  Company makes the following  representations  and
warranties as the basis for the undertakings on the part of the County herein contained:

          (a) The Company is a corporation duly incorporated and in good standing under the laws of the State of Arkansas, is not in violation of any provision of its Amended and Restated Articles of Incorporation, or its Bylaws, each as amended, has power to enter into this Agreement and to perform and observe the agreements and covenants on its part contained herein, and has duly authorized the execution and delivery of this Agreement by proper corporate action.

           (b) The Facilities constitute a pollution control project of the type authorized and permitted by the Act.

           (c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company except any interests created herein.

           (d) The Securities and Exchange Commission, the Arkansas Public Service Commission, and the Tennessee Public Service Commission have each approved all matters relating to the Company's participation in the transactions contemplated by this Agreement which require said approval, and no other consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's participation therein, except such as may have been obtained or may be required under the securities laws of any state or in connection with the issuance of series of Additional Bonds.


                          ARTICLE III

                        THE FACILITIES

           Section  3.01.   Construction of the Facilities.   The
Company has caused the Facilities to be constructed in order to effectuate the purposes of the Act.

           Section 3.02. Maintenance of Facilities; Remodeling. The Company shall, at its expense, cause the Facilities, and every element and unit thereof, to be maintained, preserved and kept in good repair, working order and condition, and from time to time to cause all needful and proper repairs, replacements, additions, betterments and improvements to be made thereto; provided, however, that the Company may discontinue the operation of, or reduce the capacity of, the Facilities, or any element or unit thereof, if, in the judgment of the Company, any such action is necessary or desirable in the conduct of the business of the Company, or if the Company is ordered so to do by any regulatory authority having jurisdiction in the premises, or if the Company intends to sell or dispose of the same and within a reasonable time shall endeavor to effectuate such sale. The Company shall notify the County as to the nature and extent of any material damage or loss to the Facilities and of the discontinuance of the operation of the Facilities, or any material element or unit thereof.

          The Company may at its own expense cause the Facilities to be remodeled or cause substitutions, modifications and improvements to be made to the Facilities from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Facilities.

           Section 3.03. Insurance. The Company shall, at its expense, cause the Facilities to be kept insured against fire to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies or, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against such loss of companies similarly situated and operating like properties. All proceeds of such insurance, or such other method or plan, shall be for the account of the Company.


                           ARTICLE IV

      ISSUANCE OF BONDS; DISPOSITION OF PROCEEDS OF BONDS

           Section 4.01. Issuance of the Series 1995 Bonds. The County shall issue the Series 1995 Bonds under and in accordance with the Indenture, subject to the provisions of any bond purchase agreement between the County and the original purchaser or purchasers of the Series 1995 Bonds. The Company hereby approves the issuance of the Series 1995 Bonds and all terms and conditions thereof.

           Section 4.02. Additional Bonds. So long as the Company shall not be in default hereunder, and at the request of the Company, the County may authorize and issue Additional Bonds in aggregate principal amounts specified from time to time by the Company in order to provide funds for the purpose of refunding the Series 1995 Bonds or any series of Additional Bonds, in whole or in part, or any combination thereof.

           The right to issue Additional Bonds set forth in this Agreement and the Indenture shall not imply that the County and the Company may not enter into, and the County and the Company expressly reserve the right to enter into, to the extent permitted by law, another agreement or agreements with respect to the issuance by the County, under an indenture or indentures other than the Indenture, of refunding bonds to refund all or any principal amount of any series of Bonds, and the provisions of this Agreement and the Indenture governing the issuance of Additional Bonds shall not apply thereto.

           Section 4.03. Disposition of Bond Proceeds. The proceeds of the issuance and sale of the Series 1995 Bonds and any Additional Bonds, other than accrued interest, if any, paid by the initial purchaser or purchasers thereof, shall be deposited into the Clearing Fund, and any such accrued interest shall be deposited into the Bond Fund, all in accordance with the provisions of the Indenture.


                           ARTICLE V

               LOAN PROVISIONS; OTHER OBLIGATIONS

           Section 5.01. Loan of Bond Proceeds. Concurrently with the sale and delivery of each series of the Bonds, the County covenants and agrees that it will, upon the terms and conditions in this Agreement, lend to the Company an amount equal to the proceeds (other than accrued interest) of such series. Pursuant to said covenant and agreement, the County will issue the Bonds upon the terms and conditions contained in this Agreement and the Indenture and will cause the Bond proceeds to be applied as provided in Article IV hereof. The Bonds may be sold by the County, with the consent of the Company, at a discount from their principal amount. If the County does sell Bonds at a discount, the amount of such discount shall be deemed to have been loaned to the Company pursuant to the terms and conditions hereof.

           Section 5.02. Repayment of Loan. On or before any date that principal of or interest on the Bonds is due as set forth in the Indenture, or any date fixed for the redemption of any or all of the Bonds pursuant to the Indenture, the Company covenants and agrees to pay or to cause to be paid in lawful money of the United States of America to the Trustee for deposit in the Bond Fund, as a repayment of the loan made to the Company pursuant to Section 5.01 hereof, a sum equal to the amount payable on such payment date as principal (whether at maturity, upon redemption or otherwise) of and premium, if any, and interest on the Bonds as provided in the Indenture. Each payment made pursuant to this Section shall be made in immediately available funds at the principal corporate trust office of the Trustee during normal banking hours.

           In the event that the payment of the principal of and accrued interest on the Bonds is accelerated under Section 1002 of the Indenture, the Company covenants and agrees to pay, or cause to be paid, to the Trustee as provided above a sum equal to all the principal of and interest on the Bonds then outstanding.

           Each payment pursuant to this Section shall at all times be sufficient to pay the amount of principal (whether at maturity, upon redemption or otherwise) of and premium, if any, and interest payable on the Bonds on the date that such payment is due; provided that the obligation of the Company to make any payment of the principal of or premium, if any, or interest on the Bonds, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the County thereunder in respect of the principal of or premium, if any, or interest on the Bonds.

           Section 5.03. Payments Assigned; Obligation Absolute. It is understood and agreed that all payments to be made by the Company of the loan by the County are, by the Indenture, to be pledged by the County to the Trustee, and that all rights and interest of the County hereunder (except for the County's rights under Sections 5.04, 5.05, 5.06, 6.03 and 8.05 hereof and any rights of the County to receive notices, certificates, requests, requisitions, directions and other communications hereunder) are to be pledged and assigned to the Trustee. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make the payments of the loan shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment, or to any right of set-off, counterclaim or recoupment arising out of any breach under this Agreement, the Indenture or otherwise by the County or the Trustee or any other party, or out of any obligation or liability at any time owing to the Company by the County, the Trustee or any other party, and, further, that the payments of the loan from the County to the Company and the other payments due hereunder shall continue to be payable at the times and in the amounts specified herein, whether or not the Facilities or the Plant, or any portion thereof, shall have been completed or shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Facilities or the Plant shall be used or useful, and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Facilities or the Plant, or for any other reason.

           Section 5.04. Payment of Expenses. The Company shall pay, or cause to be paid, all of the Administration Expenses of the County, the payment of the compensation and the reimbursement of expenses and advances of the Trustee, any paying agent, any co-paying agent, and the registrar under the Indenture to be made directly to such entity.

           Section 5.05. Indemnification. The Company releases the County and the Trustee from, agrees that the County and the Trustee shall not be liable for, and agrees to indemnify and hold the County and the Trustee free and harmless from, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Facilities, except in any case as a result of the negligence or bad faith of the County or the Trustee.

           The Company will indemnify and hold the County and the Trustee free and harmless from any loss, claim, damage, tax, penalty, liability (including but not limited to liability for any patent infringement), disbursement, litigation expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Agreement, the issuance or sale of the Bonds, actions taken under the Indenture, or any other cause whatsoever pertaining to the Facilities, including without limitation, recovery costs arising from the presence of hazardous substances, except in any case as a result of the negligence or bad faith of the Trustee, or as a result of the gross negligence or bad faith of the County.

           Under this Section 5.05, the Company shall also be deemed to release, indemnify and agree to hold harmless each employee, official or officer of the County and the Trustee to the same extent as the County and the Trustee.

           Section 5.06. Payment of Taxes; Discharge of Liens. The Company shall: (a) pay, or make provision for payment of, all lawful taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges, levied or assessed by any federal, state or municipal government or political body upon the County with respect to the Facilities or any part thereof or upon any amounts payable hereunder; and (b) pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge, within sixty
(60) days after the same shall accrue, any lien or charge upon any amounts payable hereunder, and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon such amounts; provided that if the Company shall first notify the County and the Trustee of its intention so to do, the Company may in good faith contest any such lien or charge or claims or demands in appropriate legal proceedings, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the County or the Trustee shall notify the Company in writing that, in the opinion of counsel to the County or the Trustee, by nonpayment of any such items the lien of the Indenture as to the amounts payable hereunder will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items. The County shall cooperate fully with the Company in any such contest.


                          ARTICLE VI

                SPECIAL COVENANTS AND AGREEMENTS

          Section 6.01. Maintenance of Corporate Existence. The Company shall maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge with or into another corporation; provided, however, that the Company may consolidate with or merge with or into, or sell or otherwise transfer all or substantially all of its assets (and may thereafter dissolve) to, another corporation, incorporated under the laws of the United States, one of the states thereof or the District of Columbia, if the surviving, resulting or transferee corporation, as the case may be (if other than the Company), prior to or simultaneously with such consolidation, merger, sale or transfer, assumes, by delivery to the Trustee of an instrument in writing satisfactory in form and substance to the Trustee, all the obligations of the Company hereunder.

           If consolidation, merger or sale or other transfer is made as permitted by this Section 6.01, the provisions of this
Section 6.01 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 6.01.

           Section 6.02. Permits or Licenses. In the event that it may be necessary for the proper performance of this Agreement on the part of the Company or the County that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the County, the Company and the County each shall, upon the request of either, execute such application or applications.

            Section 6.03. County's and Trustee's Access to Facilities. The County and the Trustee shall have the right, upon appropriate prior notice to the Company, to have reasonable access to the Facilities during normal business hours for the purpose of making examinations and inspections of the same.

           Section 6.04. Arbitrage Covenant. The County and the Company covenant that the proceeds of the sale of the Bonds, the earnings thereon, and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) will not be used in a manner which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of
Section 148 of the Code. The Company further covenants that: (a) all actions with respect to the Bonds required by Section 148(f) of the Code shall be taken; (b) it shall make the determinations required by paragraph (b) of Section 702 of the Indenture and promptly notify the Trustee of the same, together with supporting calculations; and (c) it shall within twenty-five (25) days after
(i) the calendar date which corresponds to the final maturity of the respective series of Bonds and each anniversary thereof falling on or after the date of initial authentication and delivery thereof up to and including the final maturity of such series of the Bonds, unless the final payment, whether upon redemption in whole or at maturity, of such Bonds shall have occurred prior to such anniversary, and (ii) such final payment, file with the Trustee a statement signed by an Authorized Company Representative to the effect that the Company is then in compliance with its covenants contained in clauses (a) and (b) of this sentence, together with supporting calculations; provided, however, that if the Company shall furnish an opinion of Bond Counsel to the Trustee to the effect that no further action by the Company is required for such compliance with respect to the Bonds, the Company shall not thereafter be required to deliver any such statements or calculations.

           Section  6.05.  Use of Facilities.  The Company  shall
cause the Facilities to be used for the abatement or control of pollution or for the disposal of sewage or solid waste.

           Section 6.06. Tax Exempt Status of Bonds. The County and the Company mutually covenant and agree that neither of them shall take or authorize or permit any action to be taken, and have not taken or authorized or permitted any action to be taken, which results in interest paid on the Bonds being included in gross income for purposes of federal income taxes. Without limiting the generality of the foregoing, the Company further covenants and agrees as follows:

           (a) Not less than 90% of the proceeds (within the meaning of Section 103(b)(4) of the 1954 Code and regulations thereunder) from the sale of the Prior Bonds was expended (or was used to retire bonds not less than 90% of the proceeds from the sale of which was expended) (i) for proper costs of land or property of a character subject to the allowance for depreciation under Section 167 of the Code, or which will be, for federal income tax purposes, chargeable to capital account or would have been so chargeable either with a proper election by the Company (for example under Section 266 of the Code) or but for a proper election by the Company to deduct such amounts, and (ii) to provide sewage or solid waste disposal facilities within the meaning of Section 103(b)(4)(E) or (F) of the Code and regulations thereunder.

           (b) Within fifteen (15) days of the date of issuance of the Series 1995 Bonds, there neither have been nor will be any private activity bonds (within the meaning of Section 141(a) of the 1986 Code) sold to finance facilities of the Company or any related person within the meaning of Section 147(a)(2) of the Code, under a common plan of marketing, at substantially the same rate of interest, and for which a common or pooled security will be used or available to pay debt service.

           (c) The average maturity of the Series 1995 Bonds (within the meaning of Section 147(b) of the 1986 Code and regulations thereunder) does not exceed 120% of the average reasonably expected economic life of the Facilities (within the meaning of Section 147(b) of the 1986 Code and regulations thereunder).

          (d) No changes will be made in the Facilities which in any way impair the exclusion of interest on any of the Bonds from gross income for purposes of federal income taxation.

           (e) No action shall be taken that will cause the Series 1995 Bonds to be "federally guaranteed" as defined in
     Section 149(b) of the Code.

           (f)   No  portion of the proceeds of the  Series  1995
     Bonds (within the meaning of Section 147(g) of the Code and regulations thereunder) will be used to finance costs of issuance of the Series 1995 Bonds.

           (g) (i) The Facilities being refinanced out of the proceeds of the Series 1995 Bonds are part of the facilities described in either the Memorandum of Agreement dated
     September 23, 1974, between the County and the Company (authorized by Order of the County Court entered as of August 1, 1974), or the Memorandum of Agreement dated April 5, 1985 (authorized by Order of the County Court entered on April 5, 1985, and by Ordinance No. 85-0-15 adopted by the Quorum Court on April 4, 1985); (ii) acquisition and construction of each of such Facilities commenced prior to September 2, 1974, and that none of such Facilities had reached a degree of completion which would permit operation, nor was any of such Facilities in fact in operation, at substantially the level for which it was designed prior to September 23, 1974; and (iii) acquisition and construction of each of the Facilities described in the Memorandum of Agreement dated April 5, 1985, commenced on or after April 5, 1985, and none of such Facilities had been placed in service or acquired (whichever occurred last) as of December 19, 1985.

The covenants and agreements contained in this Section 6.06 shall survive any termination of this Agreement.

           Section 6.07 Pledge of Collateral Obligations. (a) In the event the Company issues any Subordinate Lien Obligations, the Company shall issue and deliver to the Trustee evidences of indebtedness (the "Collateral Obligations") secured in parity with Subordinate Lien Obligations as provided in subsection (b) of this Section 6.07.

          (b) Concurrently with the issuance and delivery by the Company of any Subordinate Lien Obligations, in order to secure the obligation of the Company under Section 5.02 hereof to repay installments of the loan from the County, the Company, subject to the receipt of all necessary corporate and regulatory approvals and in compliance with the Company's Amended and Restated Articles of Incorporation, shall issue and deliver to the County a series of Collateral Obligations (i) maturing on the stated maturity date of the Series 1995 Bonds, (ii) in an aggregate principal amount not less than the then outstanding principal of the Series 1995 Bonds, (iii) containing redemption provisions corresponding with any provisions of the Indenture relating to the Series 1995 Bonds requiring mandatory redemption thereof,
(iv) requiring payment thereon to be made to the Trustee for the account of the County, and (v) which may, but shall not be required to, bear interest at the same rate as the Series 1995 Bonds.

           (c) The Collateral Obligations shall be issued and delivered to, registered in the name of and held by the Trustee for the benefit of the owners and holders from time to time of the Series 1995 Bonds.


                          ARTICLE VII

                ASSIGNMENT, LEASING AND SELLING

           Section  7.01.  By the County.  Except as provided  in
Article V of this Agreement, the County will not sell, lease, assign, transfer, convey or otherwise dispose of its interest in this Agreement or any portion thereof or interest therein or in the revenues therefrom without the written consent of the Company.

           Section 7.02. By the Company. The Company's interest in this Agreement may be assigned in whole or in part, and the Facilities may be leased or sold as a whole or in part (whether a specific element or unit or an undivided interest), by the Company, subject, however, to the condition that no assignment, lease or sale (other than as described in Section 6.01 hereof) shall relieve the Company from primary liability for its obligations under Section 5.02 hereof to repay the loan from the County to the Company, or for any other of its obligations hereunder, other than those obligations relating to the operation, maintenance and insurance of the Facilities which obligations (to the extent of the interest assigned, leased or sold and to the extent assumed by the assignee, lessee or purchaser) shall be deemed to be satisfied and discharged.

           After any lease or sale of any element or unit of the Facilities, or any interest therein, such element or unit, or interest therein, shall no longer be deemed to be part of the Facilities for the purposes of this Agreement.

           The Company shall, within fifteen (15) days after  the
delivery  thereof, furnish to the County and the Trustee  a  true
and   complete   copy  of  the  agreements  or  other   documents
effectuating any such assignment, lease or sale.

          Section 7.03. Limitation. This Agreement shall not be assigned nor shall the Facilities be leased or sold, in whole or in part, except as provided in this Article VII or in Section
6.01 or in the Indenture.


                         ARTICLE VIII

                 EVENTS OF DEFAULT AND REMEDIES

            Section  8.01.   Events  of  Default.   Each  of  the
following events shall constitute and is referred to in this Agreement as an "Event of Default":

           (a) a failure by the Company to make when due any payment required to be made pursuant to Section 5.02 hereof, which failure shall have resulted in an "Event of Default" under clause (a) or (b) of Section 1001 of the Indenture;

          (b) a failure by the Company to pay when due any other amount required to be paid under this Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed under this Agreement which failure shall continue for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the County or the Trustee, unless the County and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, that the County and the Trustee shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued;

           (c) the expiration of a period of ninety (90) days following:

                     (1)   the adjudication of the Company  as  a
          bankrupt by any court of competent jurisdiction;

                     (2)   the  entry  of  an order  approving  a
          petition seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law or statute of the United States, or of any state thereof; or

                     (3)   the  appointment of  a  trustee  or  a
          receiver of all or substantially all of the property of the Company;

     unless during such period such adjudication, order or appointment of a trustee or receiver shall be vacated or shall be stayed on appeal or otherwise or shall have otherwise ceased to continue in effect; or

           (d) the filing by the Company of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; the consenting by the Company to the appointment of a receiver or trustee of all or any part of its property; the filing by the Company of a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, or any other applicable law or statute of the United States, or of any state thereof; or the filing by the Company of a petition to take advantage of any insolvency act.

           Section  8.02.   Force  Majeure.   The  provisions  of
Section 8.01 hereof are subject to the following limitations: If by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or other acts of any kind of the Government of the United States or of the State of Arkansas, or any other sovereign entity or body politic, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornados; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under
Section 5.02 hereof to repay the loan made to the Company and its obligations under Sections 5.05, 6.01, 6.04, 6.06 and 9.01 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

           Section 8.03. Remedies on Default. (a) Upon the occurrence and continuance of any Event of Default, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have become immediately due and payable pursuant to any provision of the Indenture, the payments required to be paid pursuant to Section 5.02 hereof shall, without further action, become and be immediately due and payable.

           (b) Upon the occurrence and continuance of any Event of Default, the County with the prior consent of the Trustee, or the Trustee, may take any action at law or in equity to collect the payments then due and thereafter to come due hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

           (c) Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

           (d) In case any proceeding taken by the County or the Trustee on account of any Event of Default shall have been dis continued or abandoned for any reason, or shall have been determined adversely to the County or the Trustee, then and in every case the County and the Trustee shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the County and the Trustee shall continue as though no such proceeding had been taken.

            Section 8.04. No Remedy Exclusive. No remedy conferred upon or reserved to the County or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the County or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article.

           Section 8.05. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the County or the Trustee should employ attorneys or incur other expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company agrees that it will on demand therefor pay to the County or the Trustee, as the case may be, the reasonable fees of such attorneys and such other expenses so incurred.

          Section 8.06. Waiver of Breach. In the event that any agreement contained herein shall be breached by either the Company or the County and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the County's rights in and under this Agreement to the Trustee under the Indenture, the County shall have no power to waive any default hereunder by the Company without the consent of the Trustee. Any waiver of any "Event of Default" under the
Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequence thereof.


                          ARTICLE IX

                REDEMPTION OR PURCHASE OF BONDS

           Section 9.01. Redemption of Bonds. The County shall take the actions required by the Indenture to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then outstanding, upon receipt by the County and the Trustee from the Company of a notice designating the principal amounts, series and maturities of the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and, in the case of redemption of Bonds, or provision therefor, specifying the date of redemption, which shall not be less than forty-five (45) days from the date such notice is given, and the applicable redemption provision of the Indenture. Unless otherwise stated therein or otherwise required by the
Indenture, such notice shall be revocable by the Company at any time prior to the time at which the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, are first deemed to be paid in accordance with Article IX of the
Indenture. The Company shall furnish, as a prepayment of the amounts due under Section 5.02 hereof, any moneys or Government Securities (as defined in the Indenture) required by the Indenture to be deposited with the Trustee or otherwise paid by the County in connection with any of the foregoing purposes.

           Section 9.02. Purchase of Bonds. The Company may at any time, and from time to time, furnish moneys to the Trustee accompanied by a notice directing the Trustee to apply such moneys to the purchase in the open market of Bonds in the principal amounts and of the series and maturities specified in such notice, and any Bonds so purchased shall thereupon be canceled by the Trustee.


                           ARTICLE X

               RECORDATION AND OTHER INSTRUMENTS

           Section  10.01.   Recording and Filing.   The  Company
shall record and file, or cause to be recorded and filed, all documents and statements referred to in Section 404 of the Indenture.

           Section 10.02. Photocopies and Reproductions. A photocopy or other reproduction of this Agreement may be filed as a financing statement pursuant to the Uniform Commercial Code, although the signatures of the Company and the County on such reproduction are not original manual signatures.


                          ARTICLE XI

                         MISCELLANEOUS

           Section 11.01. Notices. Except as otherwise provided in this Agreement, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, to the County, the Company or the Trustee. Copies of each notice, certificate or other communication given hereunder by or to the Company shall be mailed by registered or certified mail, postage prepaid, to the Trustee; provided, however, that the effectiveness of any such notice shall not be affected by the failure to send any such copies. Notices, certificates or other communications shall be sent to the following addresses:

          Company:  Arkansas Power & Light Company
                    P.O. Box 61000
                    New Orleans, Louisiana 70161
                    Attention:  Treasurer

          County:   Pope County, Arkansas
                    Pope County Courthouse
                    100 West Main Street
                    Russellville, Arkansas 72801
                    Attention:  County Judge

          Trustee:  Simmons First National Bank
                    P.O. Box 7009
                    Pine Bluff, Arkansas 71611
                    Attention:  Corporate Trust Department

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

          Section 11.02. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative, or unenforceable to any extent whatever.

            Section  11.03.   Execution  of  Counterparts.   This
Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

           Section 11.04. Amounts Remaining in Bond Fund. It is agreed by the parties hereto that after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), (ii) the Administration Expenses, and (iii) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in the Bond Fund shall belong to and be paid by the Trustee to the Company.

           Section 11.05. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture, subsequent to the initial issuance of Bonds and prior to payment in full of the Bonds (or the provision for payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be effectively amended, changed, modified, altered or terminated nor any provision waived, without the written consent of the Trustee which shall not be unreasonably withheld.

          Section 11.06.  Governing Law.  This Agreement shall be
governed exclusively by and construed in accordance with the applicable laws of the State of Arkansas.

          Section 11.07. Authorized Company Representatives. An Authorized Company Representative shall act on behalf of the Company whenever the approval of the Company is required or the Company requests the County to take some action, and the County and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.

           Section 11.08. Term of the Agreement. This Agreement shall be in full force and effect from the date hereof until the right, title and interest of the Trustee in and to the Trust Estate (as defined in the Indenture) shall have ceased, determined and become void in accordance with Article IX of the Indenture and until all payments required under this Agreement shall have been made.

           Section 11.09. No Personal Liability. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the County in his individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

           Section 11.10. Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the County, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement; provided, however, that any obligation of the County created by or arising out of this Agreement shall be payable solely out of the revenues derived from this Agreement or the sale of the Bonds or income earned on invested funds as provided in the Indenture and shall not constitute, and no breach of this Agreement by the County shall impose, a pecuniary liability upon the County or a charge upon the County's general credit or against its taxing powers.

           IN WITNESS WHEREOF, the County and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                              POPE COUNTY, ARKANSAS
ATTEST:

                              By _____________________________
___________________________             County Judge
       County Clerk

(SEAL)


                              ARKANSAS POWER & LIGHT COMPANY
ATTEST:

                              By _____________________________
___________________________
                                 _____________________________
___________________________                 (title)
         (title)

(SEAL)

                           EXHIBIT A

                   DESCRIPTION OF FACILITIES

     I.   An Undivided Interest in Circulating Water System (Unit
2). Major components of the Circulating Water System include the following equipment on Unit 2, which together are designed to supply the cooling water required to remove the heat loads developed in the main condenser and the main circulating water pump motor coolers:

     (a) Two 50% capacity, vertical mixed flow type, circulating water pumps;

     (b)  One hyperbolic, natural draft cooling tower;

     (c) Two 100% capacity, positive displacement type, cooling tower acid pumps;

     (d)  One chlorine booster pump;

     (e) One condenser tube cleaning system including strainer with motor operated screens, recirculation and reinjection pumps, collectors and distributors; and

     (f)  Piping,  valves, expansion  joints  and
          instrumentation.

      The system is a closed loop system installed in excess of a simple open loop river-to-river cooling system (used on Unit 1) so as to avoid excessive thermal discharges to the Dardanelle Reservoir. Excluded herein are facilities shared with the Unit 1 open loop system, such as intake and discharge canals, and emergency cooling pond and raw water storage. The undivided interest in the Circulating Water System included herein (expressed as a percentage) is 56.29%.

      II.  Portions of the Gaseous Radwaste Systems (Units 1  and
2). Included herein are those portions of the gaseous Radwaste Systems which function to abate or control atmospheric pollution by removing, altering, disposing or storing radioactive pollutants or contaminants in the gaseous effluent prior to being released to the environment. Major components of the Unit 1 system include four gas decay tanks, compressors and heat exchangers, and discharge filters. Major components of the Unit 2 system include three gas decay tanks, compressors, heat exchanges and discharge filters.

      III. Fuel Handling Area Exhaust Systems (Units 1 and 2). Major components in each system include exhaust fans, prefilters, HEPA filters, and charcoal absorbers, which function to treat or filter radioactively charged vapors prior to their release to the atmosphere.

      IV.  Sewage System.  Major components include septic tanks,
distribution   box,   sand   filter,   chlorination    equipment,
chlorination contact chamber and associated piping, to process the sewage waste from the Plant.

      V. Portion of the Makeup Water Systems (Units 1 and 2). Included herein are those portions of the Makeup Water Systems which function to collect and neutralize chemical waste from each generating unit before any discharge to the Dardanelle Reservoir. Major components of each system include a neutralization tank, pumps, interconnecting piping, valves and controls.